Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter and Year Ended December 31, 2015

Reports Adjusted Net Investment Income of $0.35 per Weighted Average Share and Net Asset Value of $13.08 per Share

Declares First Quarter 2016 Dividend of $0.34 per Share

Defensive Investment Strategy Underscored by Continued Stable Credit Performance

Originated $212 Million of Investments in the Quarter

Remains fully invested; statutory debt/equity ratio of 0.75x

NEW YORK--(BUSINESS WIRE)--February 29, 2016--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter and year ended December 31, 2015 and reported fourth quarter adjusted net investment income1 of $0.35 per weighted average share. Pro forma adjusted net investment income per weighted average share for the year ended December 31, 2015 was $1.39. At December 31, 2015, net asset value (“NAV”) per share was $13.08, a decrease of $0.65 per share from September 30, 2015, a decrease of $0.75 per share from December 31, 2014, and within management’s most recent guidance of $13.00 to $13.10 per share. The Company also announced that its board of directors declared a first quarter dividend of $0.34 per share, which will be payable on March 31, 2016 to holders of record as of March 17, 2016.

Selected Financial Highlights

(in thousands, except per share data)	December 31, 2015
Investment Portfolio(1)	$1,541,928
Total Assets	$1,602,138
Total Statutory Debt(2)	$624,313
NAV	$836,908

NAV per Share	$13.08
Statutory Debt/Equity	0.75x

Investment Portfolio Composition	December 31, 2015	Percent of Total
First Lien	$670,023	43.5%
Second Lien(1)	661,689	42.9%
Subordinated	87,005	5.7%
Preferred Equity	73,022	4.7%
Common Equity and Other	28,275	1.8%
Investment Fund	21,914	1.4%
Total	$1,541,928	100.0%

	Three Months Ended December 31, 2015			Year Ended December 31, 2015
(in millions, except per share data)	GAAP	Non-Cash Adjustments(3)	Adjusted(3)	GAAP	Non-Cash / Non-Recurring Adjustments(3)	Pro Forma Adjusted(3)
Net investment income ("NII")	$22.5	$0.0	$22.5	$82.5	$0.3	$82.8

Net investment income per weighted average share	$0.35		$0.35	$1.38		$1.39
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(1)	Includes collateral for securities purchased under collateralized agreements to resell.
(2)	Excludes the Company’s U.S. Small Business Administration (“SBA”)-guaranteed debentures.
(3)	Refer to “Reconciliation of Pro Forma Adjusted Net Investment Income” noted below for additional details.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm – is underscored by continued stable credit performance. The Company has had only four portfolio companies, representing approximately $36.4 million of the cost of all investments made since inception in October 2008, or approximately 1.0%, go on non-accrual.

Robert Hamwee, CEO, commented, “The fourth quarter represented another solid quarter of performance for NMFC. We again more than covered our dividend, originated $212 million of investments to remain fully invested, and placed no new loans on non-accrual. Additionally over the last twelve months, we are pleased to have maintained steady portfolio yield along with stable credit quality.”

“As managers and as significant stockholders personally, we are pleased with the earnings performance of the Company and the completion of another successful quarter and year,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and on companies that we know well continues to be a successful strategy to preserve asset value and to deliver attractive cash yields.”

Portfolio and Investment Activity2

As of December 31, 2015, the Company’s NAV was approximately $836.9 million and its portfolio had a fair value of approximately $1,541.9 million in 76 portfolio companies, with a weighted average Yield to Maturity at Cost3 of approximately 10.7%. For the three months ended December 31, 2015, the Company made approximately $211.9 million of originations and commitments4. The $211.9 million includes approximately $177.3 million of investments in six new portfolio companies and approximately $34.6 million of follow-on investments in ten portfolio companies held as of September 30, 2015. For the three months ended December 31, 2015, the Company had approximately $9.9 million of sales in two portfolio companies and cash repayments4 of approximately $129.3 million.

Consolidated Results of Operations

Quarterly Results

The Company’s total adjusted investment income for the three months ended December 31, 2015 and 2014 were approximately $42.0 million and $36.7 million, respectively. For the three months ended December 31, 2015 and 2014, the Company’s total adjusted investment income consisted of approximately $36.7 million5 and $32.1 million5 in cash interest income from investments, respectively, prepayment penalties of approximately $0.4 million and $0.7 million, respectively, approximately $1.0 million and $1.6 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts of approximately $0.7 million and $0.6 million, respectively, cash dividend income of approximately $0 and $0.1 million, respectively, PIK dividend income of approximately $0.7 million and $0, respectively, and approximately $2.5 million and $1.6 million in other income, respectively.

The Company’s total net expenses after income tax expense for the three months ended December 31, 2015 and 2014 were approximately $19.5 million and $17.5 million, respectively, excluding the reduction to the hypothetical capital gains incentive fee accrual of $0 and ($6.7) million, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)6 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)6 from inception through the end of the current period. Actual amounts paid to New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) are consistent with the investment advisory and management agreement between the Company and the Investment Adviser (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value.

Total net expenses after income tax expense for the three months ended December 31, 2015 and 2014 consisted of approximately $6.5 million and $5.5 million, respectively, of costs associated with the Company’s borrowings and approximately $11.1 million and $9.9 million, respectively, in net management and incentive fees, excluding the reduction to the hypothetical capital gains incentive fee accrual of $0 million and ($6.7) million, respectively. Since the initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, the Investment Adviser will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of December 31, 2015 and 2014 was approximately $304.9 million and $313.5 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Advisor has previously waived. For the three months ended December 31, 2015 and 2014, management fees waived were approximately $1.4 million and $0.7 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended December 31, 2015 and 2014 were approximately $1.9 million and $2.1 million, respectively.

For the three months ended December 31, 2015 and 2014, the Company recorded approximately $0.7 million and $0.6 million of adjusted net realized gains, respectively, and ($43.2) million and ($35.2) million of adjusted net changes in unrealized depreciation of investments and securities purchased under collateralized agreements to resell, respectively. For the three months ended December 31, 2015 and 2014, provision for taxes was approximately $0.0 million and $0.2 million, respectively, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”).

Annual Results

The Company’s total pro forma adjusted investment income for the years ended December 31, 2015 and 2014 was approximately $154.3 million and $135.2 million, respectively. For the years ended December 31, 2015 and 2014, total pro forma adjusted investment income consisted of approximately $134.8 million5 and $116.0 million5 in cash interest income from investments, prepayment penalties of approximately $3.6 million and $3.9 million, respectively, approximately $3.9 million and $4.6 million in PIK interest income from investments, respectively, net amortization of purchase premiums/discounts of approximately $2.4 million and $2.5 million, respectively, cash dividend income of approximately $0.2 million and $3.4 million, respectively, PIK dividend income of approximately $2.6 million and $0, respectively, and approximately $6.8 million and $4.8 million in other income, respectively.

The Company’s total pro forma net expenses after income tax expense for the years ended December 31, 2015 and 2014 were approximately $71.5 million and $62.0 million, respectively, excluding the reduction to the hypothetical capital gains incentive fee accrual of ($0.1) million and ($6.6) million, respectively. Total pro forma net expenses after income tax expense for the years ended December 31, 2015 and 2014 consisted of approximately $23.4 million and $18.0 million, respectively, of costs associated with the Company’s borrowings and approximately $41.3 million and $37.1 million, respectively, in net management and incentive fees, excluding the reduction to the hypothetical capital gains incentive fee accrual of ($0.1) million and ($6.6) million, respectively. For the years ended December 31, 2015 and 2014, management fees waived were approximately $5.2 million and $0.7 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the years ended December 31, 2015 and 2014 were approximately $6.8 million and $6.9 million, respectively.

For the years ended December 31, 2015 and 2014, the Company recorded approximately ($13.4) million of pro forma adjusted realized losses and $8.7 million in pro-forma adjusted net realized gains, respectively, and ($35.4) million and ($42.3) million of pro-forma adjusted net changes in unrealized depreciation of investments and securities purchased under collateralized agreements to resell, respectively. For the years ended December 31, 2015 and 2014, provision for taxes was approximately $1.2 million and $0.5 million, related to differences between the computation of income for U.S. federal income tax purposes as compared to GAAP.

Liquidity and Capital Resources

As of December 31, 2015, the Company had cash and cash equivalents of approximately $30.1 million and total statutory debt outstanding of approximately $624.3 million (approximately $419.3 million of the $495.0 million of total availability on the New Holdings Credit Facility, $90.0 million of the $95.0 million of total availability on the NMFC Credit Facility and $115.0 million of convertible notes outstanding). Additionally, the Company had $117.7 million of SBA-guaranteed debentures outstanding as of December 31, 2015.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of December 31, 2015, four portfolio companies had an investment rating of “3”, with a total cost basis of approximately $65.1 million and a fair value of approximately $32.3 million.

As of December 31, 2015, one portfolio company was on non-accrual status and had an investment rating of “4”. As of December 31, 2015, the investments in this portfolio company had an aggregate cost basis of approximately $1.6 million and an aggregate fair value of approximately $0.4 million.

Recent Developments

On February 4, 2016, the Company’s board of directors authorized a program for the purpose of repurchasing up to $50.0 million worth of the Company’s common stock. Under the repurchase program, the Company may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time provided that the Company complies with its code of ethics and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including certain price, market volume and timing constraints. In addition, any repurchases will be conducted in accordance with the Investment Company Act of 1940, as amended. Unless amended or extended by the Company’s board of directors, the Company expects the repurchase program to be in place until the earlier of December 31, 2016 or until $50.0 million of its outstanding shares of common stock have been repurchased.

The Company’s board of directors authorized the repurchase program because it believes the sustained market volatility and uncertainty may cause the Company’s common stock to be undervalued from time to time. The timing and number of shares to be repurchased will depend on a number of factors, including market conditions. There are no assurances that the Company will engage in repurchases, but if market conditions warrant, the Company now has the ability to take advantage of situations where management believes share repurchases would be advantageous to the Company and to its shareholders.

On February 22, 2016, the Company’s board of directors declared a first quarter 2016 distribution of $0.34 per share payable on March 31, 2016 to holders of record as of March 17, 2016.

Use of Non-GAAP Financial Measures

In evaluating its business, NMFC considers and uses adjusted net investment income as a measure of its operating performance. Adjusted net investment income is defined as net investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Under GAAP, NMFC’s IPO did not step-up the cost basis of the Predecessor Operating Company’s existing investments to fair market value. Since the total value of the Predecessor Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or issue discount, and different amounts in realized gains and unrealized appreciation, may be recognized under GAAP in each period than if a step-up had occurred. For purposes of the incentive fee calculation, NMFC adjusts income as if each investment was purchased at the date of the IPO (or stepped-up to fair market value).

The term adjusted net investment income is not defined under GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. Adjusted net investment income has limitations as an analytical tool and, when assessing NMFC’s operating performance, and that of its portfolio companies, investors should not consider adjusted net investment income in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with GAAP. Among other things, adjusted net investment income does not reflect NMFC’s, or its portfolio companies’, actual cash expenditures. Other companies may calculate similar measures differently than NMFC, limiting their usefulness as comparative tools.

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[1]

Adjusted net investment income is defined as net investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. For additional information regarding NMFC’s use of this non-GAAP financial measure, please refer to “Use of Non-GAAP Financial Measures”.

[2]	Includes collateral for securities purchased under collateralized agreements to resell.
[3]	References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at adjusted cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[4]	Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[5]	Includes reclassification into cash interest of recurring management fee and recurring distributions associated with the fully ramped NMFC Senior Loan Program I LLC investment fund held by NMFC from other income and dividend income, respectively.
[6]

Under GAAP, the Company’s IPO did not step-up the cost basis of New Mountain Finance Holdings, L.L.C.’s (the “Predecessor Operating Company” or “NMF Holdings”) existing investments to fair market value at the IPO date. Since the total value of the Predecessor Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Tuesday, March 1, 2016, to discuss its fourth quarter 2015 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)

	December 31, 2015	December 31, 2014
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,438,415 and $1,422,891, respectively)	$1,377,515	$1,402,210
Non-controlled/affiliated investments (cost $89,047 and $23,000, respectively)	87,287	22,461
Controlled investments (cost of $41,254 and $0, respectively)	47,422	–
Total investments at fair value (cost $1,568,716 and $1,445,891, respectively)	1,512,224	1,424,671
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	29,704	30,000
Cash and cash equivalents	30,102	23,445
Deferred financing costs (net of accumulated amortization of $8,822 and $5,867, respectively)	13,992	14,052
Interest and dividend receivable	13,832	11,744
Receivable from affiliates	360	490
Receivable from unsettled securities sold	–	8,912
Other assets	1,924	1,606
Total assets	$1,602,138	$1,514,920

Liabilities
Holdings Credit Facility	$419,313	$468,108
SBA-guaranteed debentures	117,745	37,500
Convertible Notes	115,000	115,000
NMFC Credit Facility	90,000	50,000
Incentive fee payable	5,622	4,803
Management fee payable	5,466	5,144
Payable for unsettled securities purchased	5,441	26,460
Interest payable	2,343	1,352
Deferred tax liability	1,676	493
Payable to affiliates	564	822
Other liabilities	2,060	3,068
Total liabilities	765,230	712,750
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, and 64,005,387 and 57,997,890 shares issued and outstanding, respectively	640	580
Paid in capital in excess of par	899,713	817,129
Accumulated undistributed net investment income	4,164	2,530
Accumulated undistributed net realized gains on investments	1,342	14,131
Net unrealized (depreciation) appreciation (net of provision for taxes of $1,676 and $493, respectively)	(68,951)	(32,200)
Total net assets	$836,908	$802,170
Total liabilities and net assets	$1,602,138	$1,514,920

Number of shares outstanding	64,005,387	57,997,890
Net asset value per share	$13.08	$13.83

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)

	Years Ended December 31,
	2015	2014	2013
Investment income (1)
From non-controlled/non-affiliated investments:
Interest income	$132,665	$85,123	$–
Dividend income	(407)	1,243	–
Other income	5,996	4,023	–
From non-controlled/affiliated investments:
Interest income	5,402	–	–
Dividend income	3,619	1,066	–
Other income	1,965	468	–
From controlled investments:
Interest income	2,007	–	–
Dividend income	2,559	–	–
Other income	49	–	–
Investment income allocated from New Mountain Finance Holdings, L.L.C. (2)
Interest income	–	40,515	84,925
Dividend income	–	2,368	3,567
Other income	–	795	2,384
Total investment income	153,855	135,601	90,876
Expenses
Incentive fee (1)	20,591	12,070	–
Capital gains incentive fee (1)	–	(8,573)	–
Total incentive fees (1)	20,591	3,497	–
Management fee (1)	25,858	13,593	–
Interest and other financing expenses (1)	23,374	13,269	–
Professional fees (1)	3,214	2,390	–
Administrative expenses (1)	2,450	1,470	–
Other general and administrative expenses (1)	1,665	1,138	–
Net expenses allocated from New Mountain Finance Holdings, L.L.C. (2)	–	20,808	40,355
Total expenses	77,152	56,165	40,355
Less: management fee waived (1)	(5,219)	(686)	–
Less: expenses waived and reimbursed (1)	(733)	(380)	–
Net expenses	71,200	55,099	40,355
Net investment income before taxes	82,655	80,502	50,521
Income tax expense (1)	160	436	–
Net investment income	82,495	80,066	50,521
Net realized (losses) gains:
Non-controlled/non-affiliated investments (1)	(12,789)	357	–
Investments allocated from New Mountain Finance Holdings, L.L.C. (2)	–	8,568	5,427
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments (1)	(40,807)	(43,324)	–
Non-controlled/affiliated investments (1)	(633)	(539)	–
Controlled investments (1)	6,168	–	–
Securities purchased under collateralized agreements to resell (1)	(296)	–	–
Investments allocated from New Mountain Finance Holdings, L.L.C. (2)	–	940	6,016
Investment in New Mountain Finance Holdings, L.L.C. (2)	–	–	(44)
Provision for taxes (1)	(1,183)	(493)	–
Net realized and unrealized (losses) gains	(49,540)	(34,491)	11,399
Net increase in net assets resulting from operations	$32,955	$45,575	$61,920
Basic earnings per share	$0.55	$0.88	$1.76
Weighted average shares of common stock outstanding-basic	59,715,290	51,846,164	35,092,722
Diluted earnings per share	$0.55	$0.86	$1.76
Weighted average shares of common stock outstanding-diluted	66,968,089	56,157,835	35,092,722
Dividends declared and paid per share	$1.36	$1.48	$1.48
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(1)	For the year ended December 31, 2014, the amounts reported relate to the period from May 8, 2014 to December 31, 2014.
(2)	For the year ended December 31, 2014, the amounts reported relate to the period from January 1, 2014 to May 7, 2014.

New Mountain Finance Corporation Reconciliation of Pro Forma Adjusted Net Investment Income
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31, 2015		Year Ended December 31, 2015
	Amount	Per Weighted Average Share	Amount	Per Weighted Average Share
GAAP net investment income ("NII")	$22.5	$0.35	$82.5	$1.38
Non-cash capital gains incentive fee(1)(2)	0.0	0.00	(0.1)	(0.00)
Adjusted NII	$22.5	$0.35	$82.4	$1.38

Non-recurring tax adjustment(3)	–	–	0.4	0.01
Pro forma adjusted NII	$22.5	$0.35	$82.8	$1.39

(1) Reclassification of the non-cash capital gains incentive fee out of net investment income and into net increase in net assets resulting from operations.
(2) Net of non-cash amortization adjustment of less than $0.1 million and $0.1 million for the three months and year ended December 31, 2015, respectively.
(3) Year ended December 31, 2015 reflect a net investment income impact (net of incentive fee) from changes in tax estimates related to YP, LLC distributions and other changes in tax estimates.

New Mountain Finance Corporation Pro Forma Adjusted Net Investment Income
(in millions, except per share data)
(unaudited, numbers may not add due to rounding)

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Investment income
Interest income	$37.6	$140.0
Dividend income	1.6	6.3
Other income	2.8	8.0
Total investment income	42.0	154.3

Expenses
Management fee	6.8	25.8
Incentive fee	5.7	20.7
Interest and other financing expenses	6.5	23.4
Professional fees	0.8	3.2
Administrative expenses	0.6	2.4
Other general and administrative expenses	0.5	1.7
Total expenses	20.9	77.2
Less: management fee waived	(1.4)	(5.2)
Less: expenses waived and reimbursed	–	(0.7)
Net expenses	19.5	71.3
Net investment income before income taxes	22.5	83.0
Income tax expense	0.0	0.2
Net investment income ("NII")(1)	22.5	82.8

Net realized gains (losses) on investments	0.7	(13.4)
Net change in unrealized (depreciation) appreciation of investments	(42.9)	(35.1)
Net change in unrealized (depreciation) appreciation of securities purchased under collateralized agreements to resell	(0.3)	(0.3)
Provision for taxes	0.0	(1.2)
Capital gains incentive fee	–	0.1
Net realized and unrealized losses	(42.5)	(49.9)
Net (decrease) increase in net assets resulting from operations	$(20.0)	$32.9

Pro forma adjusted NII per weighted average share(1)	$0.35	$1.39

(1)	Includes reclassification of the non-cash capital gains incentive fee out of net investment income and into net increase in net assets resulting from operations. Year ended December 31, 2015 reflects a net investment income impact (net of incentive fee) from changes in tax estimates related to YP, LLC distributions.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.LC.

New Mountain Capital, L.L.C. is a New York-based alternative investment firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $15.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
NMFCIR@newmountaincapital.com
(212) 220-3505